SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): SEPTEMBER 1, 1999
                                                         -----------------


                            MICHAEL BAKER CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


PENNSYLVANIA                               1-6627            25-0927646
------------                               ------            ----------
(State or other                        (Commission          (I.R.S. Employer
jurisdiction of incorporation)         File Number)         Identification No.)


AIRPORT OFFICE PARK, BUILDING 3, 420 ROUSER ROAD, CORAOPOLIS, PA     15108
----------------------------------------------------------------     -----
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (412) 269-6300
                                                           --------------

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

(a) The following financial statements for Steen Production Service, Inc. ("Steen") are filed herewith:


AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1998 AND
--------------------------------------------------------------------------------
1997:
-----
     o    Report of independent accountants
     o    Balance sheet as of December 31, 1998 and 1997
     o    Statement of operations for the years ended December 31, 1998 and 1997
     o Statement of changes in stockholders' equity for the years ended December 31, 1998 and 1997
     o    Statement of cash flows for the years ended December 31, 1998 and 1997
     o    Notes to financial statements

UNAUDITED INTERIM FINANCIAL STATEMENTS:
---------------------------------------
     o    Balance sheet as of June 30, 1999 and December 31, 1998
     o Statement of operations and retained earnings for the six-month periods ended June 30, 1999 and 1998
     o Statement of cash flows for the six-month periods ended June 30, 1999 and 1998
     o    Notes to financial statements


(b) The following unaudited pro forma consolidated financial information for Michael Baker Corporation ("Baker") and Steen is filed herewith:

     o    Pro forma consolidated balance sheet as of June 30, 1999
     o    Notes to pro forma consolidated balance sheet
     o Pro forma consolidated statement of income for the year ended December 31, 1998
     o Pro forma consolidated statement of income for the six-month period ended June 30, 1999
     o    Notes to pro forma consolidated statements of income

(c) In addition to the Exhibit filed with the Form 8-K dated September 15, 1999, the following exhibit is filed herewith as part of this amendment:

          Exhibit 23.1         Consent of independent accountants

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MICHAEL BAKER CORPORATION

Date:  November 15, 1999                  /s/  J. ROBERT WHITE
                                          --------------------------------------
                                          J. Robert White
                                          Executive Vice President, Chief
                                           Financial Officer and Treasurer

STEEN PRODUCTION SERVICE, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 1998 and 1997

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Michael Baker Corporation and Steen Production Service, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of Steen Production Service, Inc. (the Company) at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 13 to the financial statements, the Company was purchased on September 1, 1999 by a wholly-owned subsidiary of Michael Baker Corporation.


/s/ PricewaterhouseCooopers LLP
-------------------------------
PricewaterhouseCoopers LLP
October 1, 1999

STEEN PRODUCTION SERVICE, INC.
BALANCE SHEET
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------
     ASSETS                                              1998           1997
Current assets:
    Cash and cash equivalents                        $   161,830    $    89,059
    Accounts receivable                                2,702,285      3,335,010
    Investments                                          219,967        207,313
    Other receivables                                     72,199         52,463
    Prepaid expenses                                     162,091        124,734
    Prepaid taxes                                        114,854             --
    Deferred tax asset                                    58,563         15,300
                                                     ------------   ------------
        Total current assets                           3,491,789      3,823,879
                                                     ------------   ------------
Property and equipment:
    Buildings and improvements                             5,763         30,263
    Leasehold improvements                                15,378         15,378
    Barges                                                90,000        187,436
    Marine equipment                                     721,951        716,791
    Furniture and fixtures                                41,243         64,723
    Equipment                                             69,652         94,879
    Autos                                                     --        279,629
                                                     ------------   ------------
                                                         943,987      1,389,099
      Less - Accumulated depreciation                   (717,417)      (889,033)
                                                     ------------   ------------
        Net property, plant and equipment                226,570        500,066
Other assets                                             164,533        146,018
                                                     ------------   ------------
        Total assets                                 $ 3,882,892    $ 4,469,963
                                                     ============   ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                 $   132,681    $   173,383
    Notes payable                                        605,882        119,012
    Current portion of long-term debt                  1,223,849      1,983,920
    Payroll taxes payable                                149,862        143,208
    Accrued expenses                                     383,817        291,747
    Income taxes payable                                     639        134,724
                                                     -------------  ------------
        Total current liabilities                      2,496,730      2,845,994
Long-term liabilities:
    Long-term debt                                        78,252        158,768
    Deferred tax liability                                29,874          9,705
                                                     ------------   ------------
        Total long-term liabilities                      108,126        168,473
Stockholders' equity:
    Common stock, no par value, 10 shares authorized,
      6 shares issued and outstanding                     20,312         20,312
    Accumulated other comprehensive loss                  (2,263)          (877)
    Retained earnings                                  1,259,987      1,436,061
                                                     ------------   ------------
        Total stockholders' equity                     1,278,036      1,455,496
                                                     ------------   ------------
        Total liabilities and stockholders' equity   $ 3,882,892    $ 4,469,963
                                                     ============   ============

 The accompanying notes are an integral part of these financial statements.

STEEN PRODUCTION SERVICE, INC.
STATEMENT OF OPERATIONS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------
                                                         1998           1997
Revenues                                            $ 16,975,691   $ 17,342,411

Operating costs and expenses:
    Operating                                            861,550        998,823
    Personnel                                         13,042,571     12,641,236
    Depreciation                                         104,823        161,787
    General and administrative                         2,249,771      2,200,495
                                                    -------------  -------------
        Total operating cost and expenses             16,258,715     16,002,341

Operating income                                         716,976      1,340,070

Other income (expense):
    Interest expense                                     (96,086)      (134,094)
    Interest income                                       17,748         27,614
    Other                                                (54,626)        73,403
                                                    -------------  -------------
        Other income (expense)                          (132,964)       (33,077)

Income before taxes                                      584,012      1,306,993

Income taxes                                               7,801        200,833
                                                    -------------  -------------

Net income                                          $    576,211   $  1,106,160
                                                    =============  =============

 The accompanying notes are an integral part of these financial statements.


STEEN PRODUCTION SERVICE, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------
                                       ACCUMULATED
                                         OTHER
                              COMMON  COMPREHENSIVE  COMPREHENSIVE    RETAINED
                              STOCK    GAIN (LOSS)       LOSS         EARNINGS
Balance, January 1, 1997     $ 20,312   $    60      $       --     $ 1,219,901

Net income                         --        --       1,106,160       1,106,160

Other comprehensive loss           --      (937)           (937)             --
                                                     -----------

Comprehensive income               --        --      $1,105,223              --
                                                     ===========

Distributions                      --        --                        (890,000)
                             --------   --------                     -----------

Balance, December 31, 1997     20,312      (877)                      1,436,061

Net income                         --        --      $  576,211         576,211

Other comprehensive loss           --    (1,386)         (1,386)             --
                                                     -----------

Comprehensive income               --        --      $  574,825              --
                                                     ===========

Distributions                      --        --                        (752,285)
                             --------   --------                     -----------

Balance, December 31, 1998   $ 20,312   $(2,263)                     $1,259,987
                             ========   ========                     ===========

 The accompanying notes are an integral part of these financial statements.


STEEN PRODUCTION SERVICE, INC.
STATEMENT OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------
                                                         1998           1997
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:
    Net income (loss)                                $   576,211    $ 1,106,160
    Adjustments to reconcile net income to cash
     provided (used) by operating activities:
      Depreciation and amortization                      104,823        161,787
      (Gain) loss on sale of assets                       52,839        (33,657)
      Deferred income taxes                              (23,094)        (2,373)
      Changes in assets and liabilities:
        Receivables                                      632,725     (1,282,304)
        Prepaid income taxes                            (114,854)        24,804
        Accounts payable                                 (40,702)       (85,246)
        Income taxes payable                            (134,085)        62,855
        Life insurance cash surrender value              (38,121)       (38,844)
        Other net assets                                  59,851        106,981
                                                     ------------   ------------
         Net cash provided by operating activities     1,075,593         20,163
                                                     ------------   ------------

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES:
    Purchases of investments                             (12,654)            --
    Proceeds from sale of investments                         --        236,769
    Proceeds from sale of assets                         166,300        106,595
    Capital expenditures                                 (50,466)      (207,374)
                                                     ------------   -----------
         Net cash provided by investing activities       103,180        135,990
                                                     ------------   ------------

CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES:
    Net proceeds from (payments on) revolving
     line of credit                                     (564,943)       825,141
    Proceeds from issuance of notes payable              910,770        458,828
    Principal payments on notes payable                 (423,900)      (468,423)
    Principal payments on long-term debt                (275,644)      (222,168)
    Proceeds from issuance of long-term debt                  --        139,425
    Distributions                                       (752,285)      (890,000)
                                                     ------------   ------------
         Net cash (used in) financing activities      (1,106,002)      (157,197)
                                                     ------------   ------------
Net increase (decrease) in cash                           72,771         (1,044)
Cash at beginning of year                                 89,059         90,103
                                                     ------------   ------------
Cash at end of year                                  $   161,830    $    89,059
                                                     ============   ============
Cash paid during the period for:
    Interest                                         $   112,434    $   138,870
                                                     ============   ============
    Income taxes                                     $   279,834    $    40,977
                                                     ============   ============

 The accompanying notes are an integral part of these financial statements.

STEEN  PRODUCTION  SERVICE,  INC.
DECEMBER 31, 1998 AND 1997
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   ORGANIZATION

     Steen Production Service, Inc. (Steen or the Company) was incorporated in the state of Louisiana on September 1, 1960. The Company provides supervised labor to companies engaged in inland and offshore oil and drilling activities.

2.   BUSINESS COMBINATIONS

     On December 31, 1998, Production Barges, Inc. (a Subchapter S Corporation under common control with Steen) (Barges) was merged into Steen. The merger was accounted for similar to the pooling-of-interests method and all financial data for the necessary periods have been restated to include the results of Barges.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS
     Cash  and  cash  equivalents   include  cash  on  hand  and  highly  liquid
     investments with original maturities of 3 months or less.

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment are stated at cost.

     Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 10 years. Expenditures for maintenance and repairs are expensed as incurred; expenditures for renewals and improvements are generally capitalized. Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.

     REVENUE RECOGNITION
     Revenue is recorded when earned which is based on the work performed.

     INCOME TAXES
     The Company accounts for certain income and expense items differently for financial reporting and income tax purposes. In accordance with SFAS No. 109, "Accounting for Income Taxes," deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse.

STEEN PRODUCTION SERVICE, INC.
DECEMBER 31, 1998 AND 1997
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Income for the years ended December 31, 1998 and 1997 includes earnings from a "C" Corporation (Steen) as well as an "S" Corporation (Barges). Income tax is provided for only the earnings of the "C" Corporation. The earnings of the "S" Corporation are taxed to the individual shareholders.

     CONCENTRATION OF CREDIT RISK
     The Company's customer base includes companies engaged in both inland and offshore producing/drilling activities. Although the Company is directly affected by the oil industry, management does not believe significant credit risk exists at December 31, 1998.

     Three customers represent approximately 37.7 percent, 12.1 percent and 9.9 percent of revenues for the year ended December 31, 1998. For the year ended December 31, 1997, one customer represented approximately 22.5 percent of revenues. Additionally, these customers represented 41.1 percent and 18.5 percent of receivables at December 31, 1998 and 1997, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The fair value of cash, investments, receivables, payables and short-term borrowings approximate carrying amounts due to the short maturities of these instruments.

4.   INVESTMENTS

     The following securities have been classified as available for sale. The carrying amount of securities available for sale and their estimated fair value at December 31, 1998 and 1997, were as follows:

                                    HISTORICAL      UNREALIZED        FAIR
                                       COST            LOSS           VALUE

                                                       1998
                                     ----------------------------------------
     Van Kampen Mutual Funds         $222,230        $  2,263        $219,967
                                     --------        --------        --------

                                                       1997
                                    -----------------------------------------
     Van Kampen Mutual Funds         $208,190        $    877        $207,313
                                    ---------        --------        --------

STEEN PRODUCTION SERVICE, INC.
DECEMBER 31, 1998 AND 1997
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.   INCOME TAXES

     As noted in Note 3 to the financial statements, the Company's income tax provision is calculated only on the pretax income of Steen. The remaining income is attributable to Barges, a subchapter "S" Corporation.

                                                      1998            1997
     Current tax provision:
      Federal                                       $ 30,256        $193,481
      State                                              639           9,725
                                                    ---------       ---------
          Total current tax provision                 30,895         203,206
                                                     --------       ---------
     Deferred tax benefit                            (23,094)         (2,373)
                                                     --------       ---------
     Provision for income taxes                     $  7,801        $200,833
                                                    =========       =========

     Deferred tax assets (liabilities) consisted at December 31:

                                                      1998            1997
     LIABILITIES

      Depreciation                                  $(29,874)       $ (9,705)
                                                    ---------       ---------
     ASSETS

      Accruals and allowances                         58,563          15,300
                                                    ---------       ---------

          Net deferred tax asset                    $ 28,689        $  5,595
                                                    =========       =========

STEEN PRODUCTION SERVICE, INC.
DECEMBER 31, 1998 AND 1997
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The following table summarizes the significant differences between the U.S.
     Federal statutory tax rate and the Company's effective tax for financial statement purposes:

                                                             1998        1997

     Statutory tax rate                                      34.0 %      34.0 %
     Rate adjustment due to reduced level of taxable loss    (9.0)         --
     Nondeductible items                                     14.3         8.5
     State taxes                                              1.8        (1.1)
     S Corporation earnings                                 (39.8)      (26.0)
                                                            -------     -------
          Effective tax rate                                  1.3 %      15.4 %
                                                            =======     =======

6.   Notes Payable

     The following notes payable were outstanding at December 31:

                                                               1998      1997
     Notes payable to James Orville Steen (shareholder);
      due on demand or, if no demand, on December 31, 1999
      including interest at 8.5%                             $485,000  $     --
     Notes payable to The Insurance House, Inc.; maturing
      March 10, 1999 payable in equal monthly installments
      of $40,294; including interest at 7.46%                 120,882        --
     Notes payable to The Insurance House, Inc.; maturing
      March 10, 1998, payable in equal monthly installments
      of $40,165; including interest at 7.46%                      --   119,012
                                                             --------  --------
          Total notes payable                                $605,882  $119,012
                                                             ========  ========

STEEN PRODUCTION SERVICE, INC.
DECEMBER 31, 1998 AND 1997
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   LONG-TERM DEBT

     The following long-term debt is outstanding at December 31:

                                                              1998       1997
     Notes payable to Doyle Landry; maturing February 15
      2001; payable in equal monthly installments of
      $3,913; including interest at 10%; secured by a
      boat.                                               $   91,135 $   127,007
     Revolving line of credit in the amount of $2,000,000;
      due June 30, 1999; interest payable at Chase
      Manhattan Prime plus .5%; collateralized primarily
      by accounts receivable and the guarantee of the
      shareholders.                                        1,197,872         --
     Revolving line-of-credit in the amount of $2,000,000;
      due June 30, 1998; interest payable at Chase
      Manhattan Prime plus 1.25%; collateralized primarily
      by accounts receivable and the guarantee of the
      stockholders.                                               --   1,762,815
     Vehicle line-of-credit in the amount of $130,000; due
      June 30, 1998; interest payable at 8.25%;
      collateralized primarily by vehicles, accounts
      receivable, and the guarantee of stockholders.              --      29,191
     Note payable to Hibernia National Bank; maturing
      November 10, 1998; payable in equal monthly
      installments of $863; including interest at 8.99%;
      collateralized primarily by a vehicle.                      --       9,081
     Note payable to Ford Motor Credit; maturing May 13,
      2000; payable in equal monthly installments of
      $1,104; including interest at 8.75%; collateralized
      by a vehicle.                                               --      28,755
     Note payable First National Bank; maturing October 8,
      1999; payable in 38 equal monthly installments of
      $1,744 and one installment of $909, including interest
      at Chase Manhattan Prime plus 1.5%; collateralized
      primarily by equipment and boats.                           --      34,359
     Note payable to First National Bank; maturing February 10,
      1999; payable in equal monthly installments of $4,742;
      including interest at 8.48%; collateralized primarily
      by vehicles, accounts receivable and the guarantee of
      the stockholders.                                           --      78,019
     Note payable to First National Bank; maturing February 10,
      1999; payable in equal monthly installments of $4,433;
      including interest at Chase Manhattan Prime plus 1%;
      collateralized primarily by accounts receivable and the
      guarantee of the stockholders.                          13,094      58,490
     Note payable by CDG Boat Rentals; payable in seven
      monthly installments of $4,000; including interest at
      9.5%; collateralized by a boat.                             --      14,971
                                                          ----------  ----------
        Total                                              1,302,101   2,142,688
           Less - current portion                          1,223,849   1,983,920
           ----                                           ----------  ----------
        Long-term debt                                    $   78,252  $  158,768
                                                          ==========  ==========

STEEN PRODUCTION SERVICE, INC.
DECEMBER 31, 1998 AND 1997
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Long-term debt matures as follows:

          1999                $1,223,849
          2000                    55,443
          2001                    22,809
                              ----------
              Total           $1,302,101
                              ==========

     Underthe terms of a loan agreement with a bank, the Company is required to maintain specified current ratios and debt to worth ratios. The Company was not in compliance at December 31, 1998 with certain covenants contained in the agreement; however, the Company obtained a waiver from the bank on the 1998 covenant violations.

8.   RELATED PARTY TRANSACTIONS

     Included in notes payable at December 31, 1998 is a $485,000 note to a shareholder/officer of the Company. The note is due on demand, or December 31, 1999 if no demand is presented. The Company pays interest of 8.5 percent on the note. Also, included in other receivables at December 31, 1997 is a $15,000 receivable from a shareholder/officer of the Company. The note is due on demand and bears interest of 6.25 percent. At December 31, 1997, the accrued interest on the receivable was $707.

9.   OPERATING LEASES

     The Company has leased its office space under a noncancelable operating lease that expires in May 2003 and requires monthly payments ranging from $4,837 to $6,078.

     In December 1998, the Company entered into a sale-leaseback transaction with a third-party for its automobiles. As a result of this transaction, the Company recognized a loss of approximately $29,000, which has been included in other income in the accompanying financial statements

     Beginning in December 1998, the Company leases various automobiles under various noncancelable operating leases that expire between March 1999 and December 2001.

     The following is a schedule of minimum lease payments required under noncancelable operating leases as of December 31, 1998:

          1999               $  149,498
          2000                  124,974
          2001                   92,043
          2002                   76,545
          2003                   42,548
                             ----------
                             $  485,608
                             ==========

STEEN PRODUCTION SERVICE, INC.
DECEMBER 31, 1998 AND 1997
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10.  PROFIT SHARING PLAN

     The Company has a profit sharing 401(k) plan which is available to all employees over the age of 21 who have completed one year of service with the Company. Company matching contributions to the plan in 1998 and 1997 were approximately $39,000 and $47,000, respectively.

11.  INVESTMENTS IN LIFE INSURANCE

     The Company has entered into various equity split dollar life insurance agreements whereby the Company has agreed to pay the premiums on life insurance policies covering the lives of the shareholders/officers of the Company. In addition, the Company owns key man insurance on the two officers. The Company's investment on the policies was $133,788 and $95,667 at December 31, 1998 and 1997, respectively.

12.  COMMITMENTS AND CONTINGENCIES

     SELF-INSURED HEALTH INSURANCE PROGRAM
     The Company has a self-insured health insurance program. Under the program the Company is liable for the first $40,000 of claims per participant with an annual aggregate stop-loss provision of approximately $520,000.

13.  SUBSEQUENT EVENT

     On September 1, 1999, 100% of the common stock of Steen was purchased by a wholly-owned subsidiary of Michael Baker Corporation. The accompanying financial statements do not reflect any adjustments related to this transaction.

STEEN PRODUCTION SERVICE, INC.
BALANCE SHEET (UNAUDITED)
JUNE 30, 1999 AND DECEMBER 31, 1998
--------------------------------------------------------------------------------
                                                         1999           1998
     ASSETS
Current assets:
    Cash and cash equivalents                        $   100,382    $   161,830
    Accounts receivable                                2,430,648      2,702,285
    Investments                                          283,117        219,967
    Other receivables                                      1,624         72,199
    Prepaid expenses                                     307,826        162,091
    Prepaid taxes                                             --        114,854
    Deferred tax asset                                        --         58,563
                                                     ------------   ------------
        Total current assets                           3,123,597      3,491,789
Property and equipment:
    Buildings and improvements                             5,763          5,763
    Leasehold improvements                                 8,713         15,378
    Boats and barges                                      90,000         90,000
    Marine equipment                                     721,951        721,951
    Furniture and fixtures                                63,293         41,243
    Equipment                                             69,652         69,652
                                                     ------------   ------------
                                                         959,372        943,987
      Less - Accumulated depreciation                   (735,408)      (717,417)
      ----                                           ------------   ------------
        Net property, plant and equipment                223,964        226,570
Other assets                                             166,691        164,533
                                                     ------------   ------------
        Total assets                                 $ 3,514,252    $ 3,882,892
                                                     ============   ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                 $   216,903    $   132,681
    Notes payable                                        758,749        605,882
    Current portion of long-term debt                     39,301      1,223,849
    Payroll taxes payable                                152,931        149,862
    Accrued expenses                                     580,108        383,817
    Income taxes payable                                     720            639
                                                     ------------   ------------
        Total current liabilities                      1,748,712      2,496,730
Long-term liabilities:
    Long-term debt                                       334,534         78,252
    Deferred tax liability                                    --         29,874
                                                     ------------   ------------
        Total long-term liabilities                      334,534        108,126
Stockholders' equity:
    Common stock, no par value, 10 shares authorized
      6 shares issued and outstanding                     20,312         20,312
    Accumulated other comprehensive loss                  (1,915)        (2,263)
    Retained earnings                                  1,412,609      1,259,987
                                                     ------------   ------------
        Total stockholders' equity                     1,431,006      1,278,036
                                                     ------------   ------------

        Total liabilities and stockholders' equity   $ 3,514,252    $ 3,882,892
                                                     ============   ============

 The accompanying notes are an integral part of these financial statements.

STEEN PRODUCTION SERVICE, INC.
STATEMENT OF OPERATIONS AND RETAINED EARNINGS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 1999 AND 1998
--------------------------------------------------------------------------------

                                                         1999           1998
Revenues                                             $ 7,961,337    $ 8,660,621

Operating costs and expenses:
    Operating                                            715,188        539,925
    Personnel                                          5,772,175      6,096,085
    Depreciation                                          19,020         53,202
    General and administrative                         1,221,652      1,270,058
                                                     ------------   ------------
        Total operating cost and expenses              7,728,035      7,959,270

Operating income                                         233,302        701,351

Other income (expense):
    Interest expense                                     (52,910)       (52,367)
    Interest income                                        9,033          9,387
    Miscellaneous income (expense)                        (2,478)           547
    Gain (loss) on sale of assets                         (5,636)        (3,556)
                                                     ------------   ------------
        Total other income                               (51,991)       (45,989)

Income before taxes                                      181,311        655,362

Income taxes                                              28,689         (3,410)
                                                     ------------   ------------

Net income                                           $   152,622    $   658,772
                                                     ============   ============


Retained earnings balance, January 1                 $ 1,259,987    $ 1,436,061

Net income                                               152,622        658,772

Distributions ("S" dividends)                                 --       (401,345)
                                                     ------------   ------------

Retained earnings balance, end of period             $ 1,412,609    $ 1,693,488
                                                     ============   ============

 The accompanying notes are an integral part of these financial statements.

STEEN PRODUCTION SERVICE, INC.
STATEMENT OF CASH FLOWS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 1999 AND 1998
--------------------------------------------------------------------------------
                                                           1999          1998
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES:
    Net income                                          $  152,622   $  658,772
    Adjustments to reconcile net income to cash
     provided (used) by operating activities:
      Depreciation and amortization                         19,020       53,202
      Gain (loss) on sale of assets                          5,636        3,556
      Unrealized loss on investments                           348          591
      Changes in assets and liabilities:
        Receivables                                        271,637      727,330
        Prepaid expenses                                  (145,735)    (249,178)
        Prepaid income taxes                               114,854      (96,740)
        Accounts payable                                    84,222       47,513
        Accrued liabilities                                199,360      228,211
        Income taxes payable                                    81        9,865
        Other receivables and payables                      97,106      (19,599)
                                                         ----------  -----------
          Net cash provided by operating activities        799,151    1,363,523
                                                         ----------  -----------

CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES:
    Purchases of investments                               (63,150)     (33,450)
    Proceeds from sale of assets                                --       11,800
    Capital expenditures                                   (22,050)     (50,148)
                                                         ----------   ----------
          Net cash (used in) investing activities          (85,200)     (71,798)
                                                         ----------   ----------

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES:
    Net proceeds from (payments on) revolving line
     of credit                                            (895,852)  (1,431,889)
    Proceeds from issuance of notes payable                365,131      925,770
    Principal payments on notes payable                   (212,264)    (193,701)
    Principal payments on long-term debt                   (32,414)    (102,840)
    Distributions                                               --     (401,345)
                                                         ----------  -----------
          Net cash (used in) financing activities         (775,399)  (1,204,005)
                                                         ----------  -----------

Net increase (decrease) in cash                            (61,448)      87,720
Cash at beginning of year                                  161,830       89,059
                                                         ----------  -----------

Cash at June 30                                          $ 100,382   $  176,779
                                                         ==========  ===========

Cash paid (refunded) during the period for:
    Interest                                             $  46,127   $   68,404
                                                         ==========  ===========

    Income taxes                                         $(114,854)  $  231,464
                                                         ==========  ===========

 The accompanying notes are an integral part of these financial statements.

STEEN PRODUCTION SERVICE, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 1999
--------------------------------------------------------------------------------

1.   GENERAL

     The balance sheet as of June 30, 1999, the statement of operations for the six-month periods ended June 30, 1999 and 1998, and the consolidated statement of cash flows for the six-month periods ended June 30, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all normal and recurring adjustments necessary to present fairly the financial position at June 30, 1999 and the results of operations and changes in cash flows for the periods presented have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. This information should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1998. The results of operations for the periods ended June 30, 1999 and 1998 are not necessarily indicative of the operating results for the full year.

2.   ORGANIZATION

     Steen Production Service, Inc. (Steen or the Company) was incorporated in the state of Louisiana on September 1, 1960. The Company provides supervised labor to companies engaged in inland and offshore oil and drilling activities.

3.   SUBSEQUENT EVENT

     On September 1, 1999, Steen was purchased by a wholly-owned subsidiary of Michael Baker Corporation. These financial statements do not reflect any adjustments related to this acquisition.

4.   LONG-TERM DEBT

     During June 1999, the Company's revolving line-of-credit due June 30, 1999 was renewed with substantially the same terms and is now due June 30, 2000.

5.   INCOME TAXES

     Prior to 1999, the Company accounted for certain income and expense items differently for financial reporting and income tax purposes. In accordance with SFAS No. 109, "Accounting for Income Taxes," deferred tax assets and liabilities were determined based on the difference between the financial statement and tax bases of assets and liabilities applying enacted statutory tax rates in effect for the year in which the differences were expected to reverse.

     Effective January 1, 1999, the Company elected Subchapter S status under the Internal Revenue Code. As such, the Company will not be subject to federal and most state income taxes, and the effects of the Company's transactions will accrue directly to the Company's shareholders. In connection with the Subchapter S election, the tax provision at June 30, 1999 represents a reversal of all the deferred tax assets and liabilities existing as of January 1, 1999.

MICHAEL BAKER CORPORATION AND STEEN PRODUCTION SERVICE, INC.
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

The following pro forma consolidated financial information is based on the historical financial statements of Michael Baker Corporation (the "Company") and Steen Production Service, Inc. ("Steen"), and reflects the pro forma effects of the acquisition of Steen. Relevant information regarding the acquisition, which became effective on September 1, 1999, was provided in the Company's Form 8-K dated September 15, 1999, of which this financial information constitutes a part.

The pro forma consolidated balance sheet as of June 30, 1999 was prepared as if the acquisition of Steen had occurred on that date. The pro forma consolidated statements of income for the year ended December 31, 1998 and the six-month period ended June 30, 1999 were prepared as if the acquisition had occurred on January 1, 1998.

In the opinion of management, the pro forma financial information presented is not necessarily indicative of the periods presented or the future operations of Steen. The pro forma financial information should be read in conjunction with the historical financial statements of the Company for the year ended December 31, 1998.

MICHAEL BAKER CORPORATION AND STEEN PRODUCTION SERVICE, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1999
(UNAUDITED--AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------
                                                         PRO FORMA   PRO FORMA
                                     BAKER    STEEN (1) ADJUSTMENTS CONSOLIDATED
--------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash                                 $  1,165    $  100                $  1,265
Receivables                            75,802     2,433                  78,235
Cost of contracts in progress and
  estimated earnings, less billings    23,833        --                  23,833
Prepaid expenses and other              5,958       591       257 (2)     6,806
--------------------------------------------------------------------------------
   Total current assets               106,758     3,124       257       110,139

Property, plant and equipment, net     17,462       224     1,253 (3)    18,939
Goodwill and other intangible
  assets, net                           6,965        --     8,602 (4)    15,567
Other assets                            6,695       166                   6,861
--------------------------------------------------------------------------------
   Total assets                      $137,880    $3,514   $10,112      $151,506
================================================================================
LIABILITIES
CURRENT LIABILITIES
Accounts payable                     $ 28,015    $  217                $ 28,232
Current portion of long-term debt          --       798     1,909 (5)     2,707
Accrued employee compensation          10,380        --                  10,380
Accrued insurance                       8,476        --                   8,476
Other accrued expenses                 17,868       734                  18,602
Excess of billings on contracts in
  progress over cost and estimated
  earnings                              6,388        --                   6,388
--------------------------------------------------------------------------------
   Total current liabilities           71,127     1,749     1,909        74,785

Long-term debt                          3,478       335     9,186 (6)    12,999
Other liabilities                       8,068        --       447 (2)     8,515
--------------------------------------------------------------------------------
   Total liabilities                   82,673     2,084    11,542        96,299

SHAREHOLDERS' INVESTMENT
Common Stock                            7,162        20       (20)(7)     7,162
Series B Common Stock                   1,316        --                   1,316
Additional paid-in capital             37,048        --                  37,048
Retained earnings                      11,735     1,410    (1,410)(7)    11,735
Less - Treasury shares, at cost        (2,054)       --                  (2,054)
--------------------------------------------------------------------------------
   Total shareholders' investment      55,207     1,430    (1,430)       55,207
--------------------------------------------------------------------------------
   Total liabilities and
     shareholders'investment         $137,880    $3,514   $10,112      $151,506
================================================================================

The accompanying notes are an integral part of this financial statement

MICHAEL BAKER CORPORATION AND STEEN PRODUCTION SERVICE, INC.
NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1999
(UNAUDITED)
--------------------------------------------------------------------------------

1. Certain Steen line items have been reclassified to conform with Baker's historical balance sheet presentation.

2. These adjustments account for the recording of deferred tax assets and liabilities based on Steen's temporary differences between book and tax asset and liability balances.

3. This adjustment results from the net book value of certain Steen marine equipment being lower than the fair market value of such equipment as of the acquisition date.

4. This adjustment represents goodwill and the non-competition covenant resulting from the preliminary allocation of the purchase price.

5. This adjustment represents the repayment of certain Steen debt outstanding as of the balance sheet date, and the addition of notes payable within one year of the acquisition date to the former shareholders of Steen.

6. This adjustment represents the addition of acquisition-related long-term notes payable to the former shareholders of Steen, as well as the incremental bank borrowings resulting from (a) cash payments to the former shareholders of Steen, (b) cash payments related to the repayment of certain Steen debt outstanding as of the balance sheet date, and (c) cash payments for legal and accounting services associated with the acquisition.

7. This adjustment represents the elimination of the common stock and retained earnings balances existing on the books of Steen as of the acquisition date.

MICHAEL BAKER CORPORATION AND STEEN PRODUCTION SERVICE, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998
(UNAUDITED--AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------
                                                         PRO FORMA   PRO FORMA
                                     BAKER    STEEN (1) ADJUSTMENTS CONSOLIDATED
--------------------------------------------------------------------------------

Total contract revenues              $521,271   $16,976                $538,247

Cost of work performed                474,027    14,009                 488,036
--------------------------------------------------------------------------------
   GROSS PROFIT                        47,244     2,967                  50,211

Selling, general and administrative
  expenses                             48,911     2,250       900 (2)    52,061
--------------------------------------------------------------------------------
   INCOME/(LOSS) FROM OPERATIONS       (1,667)      717      (900)       (1,850)

Other income/(expense):
    Interest income                       439        18      (269)(3)       188
    Interest expense                     (145)      (96)     (641)(4)      (882)
    Other, net                             42       (55)                    (13)
--------------------------------------------------------------------------------
   INCOME/(LOSS) BEFORE INCOME TAXES   (1,331)      584    (1,810)       (2,557)

Provision for income taxes              1,088         8      (304)(5)       792
--------------------------------------------------------------------------------

   NET INCOME/(LOSS)                 $ (2,419)  $   576   $(1,506)     $ (3,349)
================================================================================

   Basic and diluted net income/
     (loss) per share                $  (0.30)                         $  (0.41)
================================================================================

The accompanying notes are an integral part of this financial statement.

MICHAEL BAKER CORPORATION AND STEEN PRODUCTION SERVICE, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1999
(UNAUDITED--AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------
                                                         PRO FORMA   PRO FORMA
                                     BAKER    STEEN (1) ADJUSTMENTS CONSOLIDATED
--------------------------------------------------------------------------------

Total contract revenues              $249,185   $ 7,961                $257,146

Cost of work performed                219,840     6,506                 226,346
--------------------------------------------------------------------------------
   GROSS PROFIT                        29,345     1,455                  30,800

Selling, general and administrative
  expenses                             24,690     1,222       450 (2)    26,362
--------------------------------------------------------------------------------
   INCOME/(LOSS) FROM OPERATIONS        4,655       233      (450)        4,438

Other income/(expense):
    Interest income                        85         9       (11)(3)        83
    Interest expense                     (334)      (53)     (456)(4)      (843)
    Other, net                            (89)       (8)                    (97)
--------------------------------------------------------------------------------
   INCOME/(LOSS) BEFORE INCOME TAXES    4,317       181      (917)        3,581

Provision for income taxes              2,029        28      (293)(5)     1,764
--------------------------------------------------------------------------------

   NET INCOME                        $  2,288   $   153     $(624)     $  1,817
================================================================================

   Basic and diluted net income
     per share                       $   0.28                          $   0.22
================================================================================

The accompanying notes are an integral part of this financial statement.

MICHAEL BAKER CORPORATION AND STEEN PRODUCTION SERVICE, INC.
NOTES TO THE PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998, AND
 THE SIX-MONTH PERIOD ENDED JUNE 30, 1999
(UNAUDITED)
--------------------------------------------------------------------------------

1. Certain Steen line items have been reclassified to conform with Baker's historical income statement presentation.

2. This adjustment represents (a) the amortization of the goodwill and the non-competition covenant resulting from the preliminary allocation of the purchase price, (b) additional depreciation expense on assets written up to fair market value as a result of the acquisition and (c) incremental benefit costs resulting from the acquisition.

3. This adjustment represents interest income that would not have been earned by the Company due to reduced cash investments.

4. This adjustment represents additional interest expense that would have been incurred by the Company on the notes payable to the former shareholders of Steen and in borrowing the initial cash payments related to the acquisition.

5. This adjustment represents the income tax benefit associated with the adjustments included in notes 2 through 4 above.

6. Basic and diluted net income per share computations for the year ended December 31, 1998 are based upon 8,178,067 weighted average shares outstanding. For the six-month period ended June 30, 1999, basic and diluted net income per share computations are based upon weighted averages of 8,170,826 and 8,242,804 shares, respectively. No additional Baker stock was issued as a result of the Steen acquisition.